UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On August 17, 2017, H&E Equipment Services, Inc. (the “Company”) amended its existing senior secured credit facility by entering into Amendment No. 2 (the “Amendment”) to its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Great Northern Equipment, Inc., H&E Equipment Services (California), LLC, the other credit parties named therein, the lenders named therein, Wells Fargo Capital Finance, LLC (as successor to General Electric Capital Corporation), as administrative agent, and the other agents party thereto.

The Amendment, among other things, amends the Credit Agreement to permit the Company to offer, issue and sell the Notes (as defined below) and apply the proceeds thereof to, among other things, repurchase or otherwise redeem the Company’s existing 7.0% senior notes due 2022.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Purchase Agreement

On August 17, 2017, H&E Equipment Services, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors (the “Guarantors”) and Wells Fargo Securities, LLC (the “Initial Purchaser”) pursuant to which the Company agreed to issue and sell to the Initial Purchaser $750,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2025 (the “Notes”). The sale of the Notes is expected to close on August 24, 2017, subject to the satisfaction of customary closing conditions.

Item 8.01	Other Events.

On August 18, 2017, the Company issued a press release announcing the pricing of $750,000,000 aggregate principal amount of its 5.625% senior notes due 2025 a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the possible completion of the offering and tender offer, the prospective impact of a note offering or tender offer, plans to repay certain indebtedness (including the terms and success of such repayment) and the use of proceeds of the offering, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ include, without limitation, that the offering and tender offer are subject to market conditions, other conditions and approvals. There can be no assurance that the offering or the tender offer will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2016 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Item 9.01.	Financial Statements and Exhibits

10.1	Amendment No. 2, dated August 17, 2017 to the Fourth Amended and Restated Credit Agreement by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., and H&E Equipment Services (California), LLC, Wells Fargo Capital Finance, LLC, as agent for the lenders, Bank of America, N.A., as co-syndication agent and documentation agent, Deutsche Bank Securities Inc. as joint lead arranger and joint bookrunner, and the other lenders from time to time party thereto.

99.1	Press Release, dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: August 18, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer